                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       AMERICAN ENTERTAINMENT GROUP, INC.
                           160 Bedford Road, Suite 306
                            Toronto, Ontario M5R 2K9
                                 ---------------
                NOTICE OF SPECIAL ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1996
                                 ---------------

     Notice is hereby given that a Special Annual Meeting of Shareholders (the "Meeting") of AMERICAN ENTERTAINMENT GROUP, INC., a Colorado corporation (the "Company"), will be held at 10:00 a.m. local time, on December 12, 1996, at the Omni West Palm Beach Hotel, 601 Belvedere Road, West Palm Beach, Florida 33406, for the following purposes:

     1. To elect five (5) persons to the Company's Board of Directors, each such Director to hold office until the next annual meeting of shareholders or until their successors are elected and qualified;

     2. To amend the Company's Articles of Incorporation to authorize 5,000,000 Preferred Shares, which would have such par value, classes and preferences as the Company's Board of Directors may from time to time determine

     3. To ratify the Board's one-for-ten reverse split of all issued and outstanding common shares.

     4. To consider and act upon any matters which may properly come before the Meeting or any adjournment thereof. The Board of Directors are not aware of any business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on November 5, 1996, are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open. There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully. You are requested to fill in and sign the enclosed form of Proxy which is solicited by the management of the Company, and to mail it promptly. The Proxy will not be used if you attend and vote at the Meeting in person.

                               By Order of the Board of Directors:

                                     Joel Wagman
                                       Chairman

November 8, 1996

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                       AMERICAN ENTERTAINMENT GROUP, INC.
                            160 Bedford Road, Suite 306
                        Toronto, Ontario, Canada M5R 2K9


                                 PROXY STATEMENT

                     SPECIAL  ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1996


                             INTRODUCTORY STATEMENT

     This Proxy Statement and accompanying Proxy are furnished in connection with a solicitation of Proxies by the Board of American Entertainment Group, Inc. (the "Company") for use at the Special Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. local time, on December 12, 1996, at the Omni West Palm Beach Hotel, 601 Belvedere Road, West Palm Beach, Florida 33406, for the purposes set forth in the accompanying Notice of Special Annual Meeting of Shareholders.

     Shareholders of record at the close of business on November 5, 1996 will be entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or telegram directed to the Company. Any such revocation must show the shareholder's name and must be received prior to the commencement of the meeting in order to be effective. Additionally, any shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby cancelling any Proxy previously given. Where no instructions are indicated, Proxies will be voted "FOR" the nominees for directors indicated below and "FOR" the proposals to be considered at the Special Annual Meeting or any adjournment thereof. Proxy materials will be mailed to shareholders of record on or about November 8, 1996.

               VOTING SECURITIES, PRINCIPAL HOLDERS AND SECURITY
                             OWNERSHIP OF MANAGEMENT

     The approval of an amendment to the Company's Articles of Incorporation to authorize Preferred Shares, as set forth in this Proxy Statement, requires the affirmative vote of a majority of the issued and outstanding common shares of the Company.

     The approval of the remainder of the proposals set forth in this Proxy Statement requires the affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Special Annual Meeting of Shareholders.

     All voting rights are vested exclusively in the holders of the Company's no par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on November 5, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     As of December 31, 1995, there were an aggregate of 18,916,770 common shares issued and outstanding. The following sets forth the number of shares of the Company's no par value common stock, pre reverse split, beneficially owned by (i) each person who, as of December 31, 1995, was known by the Company to own beneficially more than five percent (5%) of its common stock, (ii) the individual Directors of the Company, and (iii) the Officers and Directors of the Company as a group. Effective July 29, 1996, the Company reverse split all issued and outstanding common shares on the basis of one new share for each previously ten shares. As of October 1, 1996, there were 1,891,677 shares eligible to vote at the Meeting.

---------------------------------------------------------------------
Name and Address              Amount and Nature            Percent of
of Beneficial Owner      of Beneficial Ownership (1)(2)       Class
---------------------------------------------------------------------

Joel Wagman (3)                 2,150,859                     14.70%
160 Bedford Road
Suite 306
Toronto, Canada M5R 2K9

Allan R. Chapman                  105,000                       .72%
160 Bedford Road
Suite 306
Toronto, Canada M5R 2K9

J.R.Y Hugo (4)                    237,801                      1.63%
1 Clarendon Avenue
Suite 201
Toronto, Ontario M4V 1H8

Samuel C. Paul                     77,967                       .53%
160 Bedford Road
Suite 306
Toronto, Canada M5R 2K9

Jon D.Bridgman                     39,835                       .27%
1006 Streambank Drive
Mississauga, Canada
L4H 3Z1

Dirk Peper                           -0-                        -0-
1 Clarendon Road
Suite 605
Toronto, Canada MVA 1H8

Harve Sherman (5)               2,220,078                     15.18%
15 Lonsdale Road
Toronto, Canada

Officers and Directors          2,611,462                     17.85%
as a Group (5 persons)


-------------------------------------------------------------------------------

(1) All ownership is beneficial and of record except as specifically indicated otherwise.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

(3) Owned by Mr. Wagman and children beneficially, including shares owned of record by Falconette Corporation.

(4) Includes shares owned of record by Gloria Hugo, the wife of J.R.Y. Hugo and 600,433 Ontario Ltd. and HMSG Corporation.

(5) Owned by Mr. Sherman and his wife beneficially, including shares owned of record by various corporations. Mr. Sherman resigned from the Board of Directors in June, 1995. See Legal Proceedings with respect to these shares. The shares listed herein represent the Company's best information and belief with respect to Mr. Sherman's direct and indirect ownership thereof.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form that are properly executed and returned will be voted at the Special Annual Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specific matter will be voted as follows with respect to such matter: (a) "FOR" the election of five (5) persons named in this Proxy Statement as Management's nominees for election to the Board of Directors; (b) "FOR" amendment to the Company's Articles of Incorporation to authorize 5,000,000 Preferred Shares, which would have such par value, classes and preferences as the Company's Board of Directors may from time to time determine; (c) "FOR" the ratification of the Board's one-for-ten reverse split of all issued and outstanding common shares; and (d) "FOR" the transaction of any other business to come before the Meeting, in the discretion of the holders of such Proxies.

     Management knows of no other matters, other than those stated above, to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgement on such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.

                              ELECTION OF DIRECTORS

     It is proposed that five (5) of the current Directors be elected to the Board of Directors of the Company, each such Director to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees are: Joel Wagman, J.R.Y. Hugo, Samuel C. Paul, Allan P. Chapman, and Jon D. Bridgman. All are presently directors of the Company who are standing for re-election.

     It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy FOR the election of the persons listed below, unless shareholders specifically indicate in their Proxies that they desire to abstain from voting for the electing of certain Directors to office. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the Board of Directors reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Special Annual Meeting of Shareholders. The Board of Directors recommends that shareholders vote FOR the election of each nominee.

                                     VOTING

     Pursuant to the terms of the Company's Articles of Incorporation every shareholder voting for the election of directors is entitled to one vote for each share. A shareholder may vote each share once for one nominee to each of the director positions being filled. A shareholder may not accumulate votes.

     The Board of Directors intends to vote the Proxies solicited by it (other than Proxies in which the vote is withheld as to one or more nominees) for the five candidates standing for election as directors nominated by the Board of Directors. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     With the exception of the Compensation Committee established solely to administer its compensation plan, the Company has no committees of the Board of Directors. This Compensation Committee, which was composed of three members of the Board of Directors: Joel Wagman (Chairman), J.R.Y. Hugo, and Allan P. Chapman., had two meetings during the fiscal year ended December 31, 1995. No incumbent director of the Company attended fewer then seventy-five percent (75%) of total meetings of the Board of Directors. The Board of Directors conducted six meetings during the fiscal year ended December 31, 1995.

     The Company's Directors will serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. The officers serve at the discretion of the Company's Directors. There are no familial relationships among the Company's officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

     The Directors and Executive Officers of the Company, their ages and positions held in the Company as of December 31, 1995 are as follows:

NAME                     AGE             POSITION HELD
----                     ---             -------------
Joel Wagman               63             Chief Executive Officer/President
                                         Chairman of the Board

J.R.Y. Hugo               63             Vice Chairman and Director

Allan P. Chapman          57             Vice President/Distribution/
                                         Director

Samuel C. Paul            62             Chief Accounting Officer/Treasurer
                                         Director

Jon D. Bridgman           53             Vice President, Corporate
                                         Affairs/Director

Dirk Peper                68             Chief Financial Officer

JOEL WAGMAN. Mr. Wagman has been the Chairman of the Board of Directors, Chief Executive Officer and a Director since March, 1993. On October 18, 1995, Mr. Wagman became President of the Company. Mr. Wagman received his Bachelor of Arts Degree (BA), in
1955 from the University of Toronto (Toronto, Ontario).

     Mr. Wagman is also a graduate of Osgoode Hall Law School (LL.B. York University, Toronto, Canada)(1959). Mr. Wagman was appointed a "Queens Counsel" in 1971. During the past five years, Mr. Wagman has been engaged in and with corporations dealing with merchandising - telecommunications - television.

     From September 1987 to July 1991, Mr. Wagman served as President and Chief Executive Officer of the Telecommerce Corporation (at that time, a Canadian public reporting company). While Mr. Wagman was President and CEO of Telecommerce, it was engaged in data-telecommunications relating to the marketing and sale of goods and services via Regional Bell Operating Companies (RBOC's).

     From August, 1991 until December, 1991, Mr. Wagman served as President of Corporatel America, Inc., a non-related U.S. private company, engaged in the production of non-entertainment related Infomercials and the sale of goods and services thereby. From January, 1992, until the date hereof, Mr. Wagman has at various times served on a full-time basis as President, Chief Executive Officer and Chairman of the Board of Corporatel International, Inc. (a subsidiary of American Entertainment Group, Inc.).

J.R.Y. HUGO. Mr. Hugo has been the Vice Chairman and a Director since 1994. He has been in the corporate and finance business since 1989. Prior to that time, he was a practicing attorney in the corporate and securities area in Toronto. He obtained undergraduate degrees from the University of Toronto and his law degree from Osgoode Hall Law School in Toronto.

ALLAN P. CHAPMAN. Mr. Chapman became a Vice President and Director of the Company in September, 1995. During the past thirty-four years, Mr. Chapman has been associated with the Baton Broadcasting organization in various capacities, including Vice President, Managing Director, and President of Glen-Warren Productions Limited, a wholly-owned subsidiary of Baton Broadcasting Incorporated and the largest full-service production company in Canada. From 1992 until he joined the Company, he was President of BBS Entertainment. Mr. Chapman attended the University of Western Ontario.

SAMUEL C. PAUL. Mr. Paul has been a Director of the Company since March, 1994 and the Secretary/Treasurer since 1995. Mr. Paul graduated from McMaster University (Hamilton, Ontario, Canada) in 1958 with a degree in Economics and Business. In 1962, Mr. Paul received a Chartered Accountant designation (C.A.), having completed post graduate work at Queens University, (Kingston, Ontario, Canada).

     Mr. Paul's career spans practicing both in public accounting firms and in various management positions within the electronics and construction industry. Until his retirement from public accounting practice in March 1994, Mr. Paul had been a founding member of the chartered accounting firm of Paul and Paul, of Toronto, Ontario, Canada, specializing in financial and consulting services to small and medium sized clients, both of a private and public nature.

JON D. BRIDGMAN. Mr. Bridgman has been a Vice President and Director of the Company since September, 1995. Mr. Bridgman has been involved in the investment industry for over thirty years and has experience with three major Canadian brokerage firms and a U.S. insurance company. He has been a co-founder of five businesses and a Director of two public companies in Canada: Eclipse Capital, Inc. and Rampart Mercantile, Inc. From 1992 to 1993 he was Executive Vice President of Rampart Mercantile, Inc. From 1994 until he became associated with the Company, he was President and Chief Executive Officer of United Mercantile, Inc. From 1993 to 1994, he was Executive Vice President of Rampart Mercantile, Inc. From 1991 to 1992, he was Director of US marketing for Eco Corporation. From 1988 to 1992, he owned J. Bridgman Consulting, a corporate finance consulting firm. He has attended Concordia University of Montreal, Quebec and the University of Manitoba.

DIRK PEPER. Mr. Peper has been the Chief Financial Officer since August 16, 1995. Mr. Peper was appointed a Director of the Company on August 10, 1995 and resigned as a Director on September 27, 1995 and Chief Financial Officer on April 2, 1996. From 1992 until he joined the Company, he was a Management Consultant with Canadian Executive Overseas Services. From 1988 to 1992, he served as Senior Vice President (Special Projects) for Central Capital Corporation. From May, 1978 to April, 1988, Mr. Peper was the Treasurer of the Ontario Hydro Electric Power Commission. From October, 1974 to May, 1978, he served as Treasurer and Commissioner of Finance of the Regional Municipality of Peel(Province of Ontario). From May, 1967 to September, 1974, he was Deputy Minister of Finance for the Province of Newfoundland and Labrador. From 1963 to 1967, he was a Senior Management Consultant with Peat, Marwick, Mitchell & Company. He was educated at Queensland University, Brisbane, Australia.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires the Company's officers and directors and persons owning more than ten percent of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act requires the Company to identify in its Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, the Company has the following report to make under this section. Messrs. Chapman and Bridgman made late filings of their Forms 3 and 5.

                             EXECUTIVE REMUNERATION

     The following table sets forth the Summary Compensation Table for the Chief Executive Officer and the other compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. Except as indicated in the footnotes to this section, no other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive no additional compensation for service on the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION            LONG TERM COMPENSATION
                          -------------------   --------------------------------------
                                                            AWARDS          PAYOUTS
                                                          -----------  ---------------
NAME                                            OTHER     RESTRICTED         ALL
AND                       SALARY                ANNUAL    STOCK(1)(3)     LTIP OTHER
PRINCIPAL(1)(2)           COMPEN-     BONUS     COMPEN-     AWARD(S)   OPTIONS/PAYOUTS
                          SATION                SATION
POSITION        YEAR       ($)         ($)        ($)        SARS(#)         ($)
--------        ----      -------     -----     ------    -----------  ---------------
Joel            1995      120,000      --           --        --              --
Wagman          1994       82,140      --           --        --              --
Chairman        1993           --      --       34,500        --              --

J.R.Y.          1995      120,000      --           --        --              --
Hugo            1994       41,982      --           --        --              --
Vice Chrmn.     1993

Jon  D.         1995       10,000      --           --        --              --
Bridgman        1994           --      --           --        --              --
Vice Pres.      1993           --      --           --        --              --

Samuel C.       1995      100,000      --           --        --              --
Paul            1994       38,982      --       26,500        --              --
Treasurer       1993           --      --        8,500        --              --

(1) As of June 26, 1995, Messrs. Sherman and Waxman resigned as Officers and Directors of the Company. Messrs. Sherman and Waxman were compensated a total of $10,500 each, during the period from December 31, 1994 up to the date of their resignations.

     Under an amended agreement between the Company and Messrs. Wagman, Sherman and Waxman, which was superseded by the written agreements, salaries under their respective agreements were payable at the rate of $120,000 per annum for each person in cash and/or in common shares at the rate of $0.25 per share. Further, by amended agreement between the Company and Messrs. Stevens and Paul, which expired on December 31, 1993, salaries under their respective agreements were payable at the rate of $50,000 and $40,000, respectively, in cash and/or in common shares at the rate of $0.50 per share. All such individuals were paid such salaries and fees in common stock through June 30, 1993. Unpaid salaries subsequent to June 30, 1993 have been accrued by the Company. It should be noted that the valuation of $0.25 and $0.50 per share was arrived at through negotiations between these executives and the

Company and was based upon the fair market value of the Company's shares at the time the share price was negotiated. All shares were paid to these executives pursuant to their employment arrangements and not under a stock option plan. No further shares of common stock in lieu of cash salary are expected to be paid in the future under any written or oral employment agreement.

(2) As of March 11, 1994, Mr. Wagman executed a written employment contract with the Company. This contract is for a period of seven years and is thereafter renewable on a year-to-year basis. Mr. Wagman is to receive a salary of $120,000 per annum under his individual contract plus the reimbursement of automobile and certain out-of-pocket expenses. In addition, for the fiscal year ended December 31, 1993 he was eligible to receive a salary bonus of 3% at such time as the Company generated gross revenues of between $10,000,000 and $50,000,000; 2% of the Company's gross revenues between $50,000,001 and $100,000,000; and 1% of the Company's gross revenues in excess of $100,000,000. No such bonus is to be paid under this bonus arrangement. For the fiscal year to end on December 31, 1995, Mr. Wagman was to be eligible to participate, along with other Company executives, in a Company bonus pool not to exceed 12% of the pre-tax operating profits of the Company. The amount and allocation of distribution will be determined in the sole discretion of the Compensation Committee of the Company (of which Messrs. Wagman, Hugo, and Chapman are the members). Such bonuses will be payable 80% within 90 days of the end of each fiscal quarter, with the remainder due within 90 days of the end of each fiscal year.

     Pursuant to stock options in his written employment agreement, Mr. Wagman is eligible to exercise options of up to 800,000 common shares at any time on or before January 1, 1997 at a price of $.50 per share, and up to an additional 1,000,000 shares vesting January 1, 1994, at a price of $2.00 per share, on a schedule to exercise 333,333 shares each year, cumulative, beginning on January 1, 1996 and ending on January 1, 1998. On October 30, 1995, the exercise price regarding 1,000,000 shares was amended to reflect the following: 200,000 options exercisable at $.50 per share; 200,000 at $.75 per share; 200,000 at $1.00 per share; 200,000 at $1.25 per share; 200,000 at
$1.50 per share. The dates of vesting and the term remain the same.

     As of March 11, 1994, Mr. Paul executed a written employment contract with the Company which superseded all prior agreements. This contract was for a period of seven years and is thereafter renewable on a year-to-year basis. Mr. Paul was to receive a salary of $50,000 per annum under his contract. Commencing with the fiscal year end of December 31, 1994, Mr. Paul was eligible to participate, along with other Company executives, in a Company bonus pool not to exceed 12% of the pre-tax operating profits of the Company. The amount and allocation of distribution will be determined in the sole discretion of the Compensation Committee of the Company (of which Messrs. Wagman, Hugo, and Chapman are the members). Such bonuses will be payable 80% within 90 days of the end of each fiscal quarter, with the remainder due within 90 days of the end of each fiscal year. On October 30, 1995, the salary of Mr. Paul was retroactively increased to $100,000 per annum, commencing April 1, 1994.

     On October 30, 1995, the employment contract with Mr. Paul was modified. Pursuant to stock options in his written employment agreement, Mr. Paul had been eligible to exercise options of up to 40,000 common shares at any time on or before January 1, 1997 at a price of $.50 per share. As of March 1, 1996, Mr. Paul's previous options were cancelled. He obtained options to acquire as an aggregate of 1,800,000 shares in the common stock of the Company as follows: a) up to 800,000 common shares at any time on or before January 1, 1997 at a price of $.50 per share; and b) 200,000 options exercisable at $.50 per share; 200,000 at $.75 per share; 200,000 at $1.00 per share; 200,000 at $1.25 per share; 200,000 at $1.50 per share. The dates of vesting and the term remain the same.

     As of April 15, 1994, John R.Y. Hugo executed a written employment contract with the Company which superseded all prior agreements, save and except for an option in favor of Mr.Hugo respecting 200,000 common shares to be issued to Mr. Hugo at $ .50 per share. Said option is to expire January 1, 1997. This contract is for a period of seven years and is thereafter renewable on a year-to-year basis. Mr. Hugo is to receive a salary of $120,000 per annum under the contract.

     Commencing with the fiscal year end of December 31, 1994, Mr. Hugo will be eligible to participate, along with other Company executives, in a Company bonus pool not to exceed 12% of the pre-tax operating profits of the Company. The amount and allocation of distribution will be determined in the sole discretion of the Compensation Committee of the Company (of which Messrs. Wagman, Hugo, and Chapman are the members). Such bonuses will be payable 80% within 90 days of the end of each fiscal quarter, with the remainder due within 90 days of the end of each fiscal year.

     Pursuant to stock options in his written employment agreement, Mr. Hugo is eligible to exercise options of up to 600,000 common shares at any time on or before January 1, 1997 at a price of $.50 per share, and up to an additional 1,000,000 shares vesting January 1, 1994, at a price of $2.00 per share, on a schedule to exercise 333,333 shares each year, cumulative, beginning on January 1, 1996 and ending on January 1, 1998. On October 30, 1995, the exercise price regarding 1,000,000 shares was amended to reflect the following: 200,000 options exercisable at $.50 per share; 200,000 at $.75 per share; 200,000 at $1.00 per share; 200,000 at $1.25 per share; 200,000 at
$1.50 per share. The dates of vesting and the term remain the same.

     As of November 24, 1995, Mr. Jon Bridgman executed a written employment contract with the Company which supersedes all prior agreements with Mr. Bridgman. This contract is for a period of four years and is thereafter renewable on a year to year basis. Pursuant to the contract, Mr. Bridgman is to receive a salary of $60,000 per annum. Additionally, Mr. Bridgman was granted common stock options in the Company, to expire on November 30, 1999, as follows: 200,000 shares at $.75 per share; 200,000 shares at $1.00 per share; 200,000 shares at $1.25 per share; and 200,000 shares at $1.50 per share.

(3) On October 30, 1995, the Company authorized a bonus to Messrs. Wagman, Hugo, and Paul each of 250,000 restricted common shares of the Company. Although authorized, no such shares have been issued any such person as of March 31, 1996.

     There are no other written employment contracts or stock options with officers, directors, or employees of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of November 19, 1993, the Company had a Compensation Committee, which is currently made up of three members of the Board of Directors, Messrs. Wagman, Hugo, and Chapman. This Compensation Committee had a total of two meetings during the fiscal year ended December 31, 1995.

     The Company has no retirement or pension plans covering its Officers and Directors, but anticipates the formulation of such a plan, to be subsequently approved by its Board of Directors, although no specific plan terms have been formulated as of the date hereof. There is a recently implemented bonus plan which is described in the preceding section.

                        AUTHORIZATION OF PREFERRED SHARES

     The Company proposes to amend its Articles of Incorporation to authorize the issuance of up to 5,000,000 Preferred Shares, which would have such par value, classes and preferences as the Company's Board of Directors may from time to time determine. This amendment would be made as soon as the Shareholders approve the amendment to the Articles of Incorporation.

     The present Articles of Incorporation of the Company only provide for the issuance of Common Shares. The specific classes and preferences of the Preferred Shares will be left to the Company's Board of Directors to determine at such time as those Preferred Shares may be issued. This Amendment will have no effect on the number of authorized or issued Common Shares, which will remain the same. The issuance of these Preferred Shares could be used as an anti-takeover measure and could have the effect of preventing those who do not presently control the Company from mounting an effort to do so. Although the issuance of Preferred Shares could be used for this purpose, this is not the intention of the Company in proposing the authorization of Preferred Shares.

     At the present time, the Company has no definite intention to issue Preferred Shares and has made no arrangements with anyone for such an issue. However, as the Company expands, there will be need for additional capital, and the Management of the Company believes that it is in the best interests of the Company and its shareholders to have the option to issue Preferred Shares as an additional avenue to raise capital. In some cases, Preferred Shares can be used to acquire capital without diluting the Common Shareholders. The Company has an ongoing need for additional capital and wants to have as much flexibility as possible in creating programs for raising such capital. The Company's Management believes that the addition of Preferred Shares will be an important step in developing that flexibility. This is the principal reason for the proposal to authorize Preferred Shares. This resolution requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote FOR the resolution.

                          RATIFICATION OF REVERSE SPLIT

     The Board of Directors of the Company has approved and implemented a one-for-ten reverse split of the Company's issued and outstanding common stock, effective July 29, 1996. Fractional shares after the reverse split will be rounded up to the next whole number. The authorized capitalization or par value of the Company was not affected by this reverse split.

     Prior to the reverse split (July 31, 1996), there were a total of 18,916,770 common shares issued and outstanding. As a result of the reverse split, there were a total of 1,891,677 common shares issued and outstanding. All holders of issued and outstanding shares, including officers, directors, and their affiliates, have had their shares reverse split on a one-for-three and one-half basis.

     The Company has an ongoing need for additional capital and wants to have as much flexibility as possible in creating programs for raising such capital. The Company's Management believes that the reverse split is an important step in developing that flexibility. With the reverse split, the trading price of the Common Shares could more easily reach a level at which institutions would be attracted to participate in both secondary distributions and trading of the Common Shares. Further, regulatory restrictions generally are eased on securities which trade at a higher price. Finally, the type of market makers and underwriters which the Company wishes to attract for both secondary trading and future stock distributions prefer Common Shares trading at higher prices. This resolution is for the purposes of ratification of the July 29, 1996 Board of Directors action.

     The ratification of the Board's actions with regard to the reverse split requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote FOR the resolution.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Company's management has no knowledge of any business, other than previously described herein, which should be presented for consideration at the meeting. In the event that any other business is presented at the meeting, it is intended that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

                              SHAREHOLDER PROPOSALS

     According to Rule 14a-8 under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by shareholders be voted on at a shareholders meeting. Information concerning such proposals must be submitted to the Company for inclusion in its proxy statement. Such proposals for inclusion in the Company's proxy materials relating to the next Annual Meeting of the Company must be received by the Company not later than November 30, 1996.

                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders, including financial statements, has been mailed with these materials to all shareholders of record. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. The Company hereby incorporates by reference into this proxy solicitation material the financial statements, management's discussion and analysis of financial condition and results of operations, and changes in and disagreements with accountants on accounting and financial disclosure from its Annual Report to Shareholders. Otherwise, such Annual Report is not to be treated as part of the proxy solicitation material, nor as having been incorporated by reference.

                             SOLICITATION OF PROXIES

     The cost of solicitation will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit Proxies personally or by telegraph or telephone, without additional compensation.

    NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES, AND THEIR NOMINEES

     Please advise the Company, in care of its corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.

                         AMERICAN ENTERTAINMENT GROUP, INC.


                         By:    Joel Wagman
                                Chairman


Dated: November 8, 1996

                                     PROXY

                       AMERICAN ENTERTAINMENT GROUP, INC.
                           160 Bedford Road, Suite 306
                         Toronto, Ontario Canada M5R 2K9

                PROXY FOR SPECIAL ANNUAL MEETING OF SHAREHOLDERS
                      OF AMERICAN ENTERTAINMENT GROUP, INC.

     THE UNDERSIGNED hereby appoints and constitutes Joel Wagman and J.R.Y. Hugo, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation in each, to attend, represent and to vote the shares of common stock of the undersigned at the Special Annual Meeting of Shareholders of AMERICAN ENTERTAINMENT GROUP, INC. (the Company), to be held at the Omni West Palm Beach Hotel, 601 Belvedere Road, West Palm Beach, Florida 33406 on December 12, 1996, at 10 a.m., local time, for the purposes set forth in the accompanying Notice of Meeting of Shareholders and at any adjournment thereof, on all matters coming before said meeting.

     Management recommends a vote FOR items 1,2, 3, 4, and 5, and SHARES WILL BE SO VOTED UNLESS YOU INDICATE OTHERWISE:

     1.   Approval of the following individuals to serve on the Board of
Directors:

Joel Wagman              FOR __      AGAINST __       ABSTAIN __
J.R.Y. Hugo              FOR __      AGAINST __       ABSTAIN __
Samuel C. Paul           FOR __      AGAINST __       ABSTAIN __
Allen P. Chapman         FOR __      AGAINST __       ABSTAIN __
Jon D. Bridgman          FOR __      AGAINST __       ABSTAIN __

     2. To amend the Company's Articles of Incorporation to authorize 5,000,000 Preferred Shares, which would have such par value, classes and preferences as the Company's Board of Directors may from time to time determine;

                         FOR __      AGAINST __       ABSTAIN __

     3. To ratify the Board's one-for-ten reverse split of all issued and outstanding common shares

                         FOR __      AGAINST __       ABSTAIN __

     4.   Approval of any other matter to come before the meeting.

                         FOR __      AGAINST __       ABSTAIN __

Dated:                             , 1996
      -----------------------------

(Printed Name of Shareholder)
                             --------------------------------------------------

(Signature of Shareholder)
                          -----------------------------------------------------

     This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock Certificate. Executors, Administrators, Trustees, Etc., Should Give Full Title As Such. If The Signer Is A Corporation, Please Sign Full Corporate Name By Duly Authorized Officer.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THE FAILURE TO CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE PROPOSITION.